                             LETTER OF TRANSMITTAL

                                  TO EXCHANGE
                     11% SENIOR NOTES DUE DECEMBER 15, 2000
                                       OF

                                RYMER FOODS INC.
                            ------------------------

                       Deliver this Letter of Transmittal
                          Only To the Exchange Agent:

                        CHASEMELLON SHAREHOLDER SERVICES

      By Hand Delivery:              By Overnight Courier:                  By Mail:
         13th Floor                       13th Floor                       13th Floor
        120 Broadway                     120 Broadway                     120 Broadway
  New York, New York 10271         New York, New York 10271         New York, New York 10271
                                    Facsimile Transmission:
                                        (212) 509-4004
                                     Confirm by Telephone:
                                        (212) 509-4000
                                     For Information Call:
                                        (212) 509-4000

     DELIVERY OF THIS LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUMENTS AND DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     DIRECT YOUR QUESTIONS TO:

                           THE INFORMATION AGENT IS:
                                HILL & KNOWLTON
                                   3rd Floor
                              460 Lexington Avenue
                            New York, New York 10017
                                 (212) 754-8000
                                       or
                         Call Toll Free 1-800-775-3002

     THIS LETTER OF TRANSMITTAL IS TO BE USED (I) IF SENIOR NOTES ARE TO BE PHYSICALLY DELIVERED TO THE EXCHANGE AGENT OR (II) IF DELIVERY OF SENIOR NOTES IS TO BE MADE BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT AT THE DEPOSITORY TRUST COMPANY ("DTC"), THE MIDWEST SECURITIES TRUST COMPANY ("MSTC") OR THE PHILADELPHIA SECURITIES DEPOSITORY TRUST COMPANY ("PHILADEP").

     DO NOT DELIVERY ANY DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY. DOING SO DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     IF YOUR SENIOR NOTES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE LETTER OF TRANSMITTAL MUST BE USED FOR EACH DIFFERENT NAME. SEE INSTRUCTION 3.

-------------------------------------------------------------------------------------------------------------------
                                            DESCRIPTION OF SENIOR NOTES
-------------------------------------------------------------------------------------------------------------------
                                                                           SENIOR NOTES SURRENDERED
                   PLEASE LIST SEPARATELY                            (ATTACH ADDITIONAL LIST IF NECESSARY)
-------------------------------------------------------------------------------------------------------------------
                            (1)                                         (2)                         (3)
                                                                                                 AGGREGATE
      NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)             REGISTERED NOTE                PRINCIPAL
                 (PLEASE PRINT, IF BLANK)                            NUMBER(S)                    AMOUNT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

===================================================================================================================


               YOU SHOULD READ THIS ENTIRE LETTER OF TRANSMITTAL
                      CAREFULLY BEFORE COMPLETING ANY BOX

LADIES AND GENTLEMEN:

     In connection with the Exchange Offer of Rymer Foods Inc., a Delaware corporation ("Rymer"), by or along with this Letter of Transmittal I surrender my Senior Notes in exchange for common stock, $0.04 par value, of Rymer at the rate of 143.02 shares of common stock for each $1,000 principal amount of Senior Notes.

     I represent that I have good title to the Senior Notes, free and clear of any and all liens and encumbrances, and have full authority to surrender them without restriction and, in the event that I have completed the box entitled "Special Issuance Instructions" on page 3, to transfer the common stock to be issued to me as indicated in those instructions. I will, upon request, execute and deliver any additional documents sought by the Exchange Agent or Rymer in connection with surrender of Senior Notes. My surrender of the Senior Notes is irrevocable and binding upon me and my successors, assigns, heirs, executors, administrators and legal representatives, and shall not be affected by, and shall survive, my death, bankruptcy or incapacity.

     I understand and agree that my surrender of the Senior Notes shall not be effective unless and until the Exchange Agent receives this Letter of Transmittal, or a copy hereof, duly completed and signed, and the Senior Notes together with all accompanying evidences of authority reasonably requested by Rymer or the Exchange Agent in form reasonably satisfactory to the Exchange Agent. All questions as to validity, form and eligibility of any surrender of Senior Notes will be determined by Rymer in its reasonable discretion (which may delegate such power in whole or in part to the Exchange Agent) and such determination shall be final and binding on all parties, absent manifest error. See Instruction 10 regarding lost, stolen, mutilated or destroyed Senior Notes.

     I understand that delivery of the common stock will be made as promptly as practical after my surrender of Senior Notes and closing of the exchange offer. I understand that Rymer will not issue fractional shares of common stock, and, in lieu thereof, round up to the next highest whole number of shares.

     Unless I have otherwise indicated under "Special Issuance Instructions," please issue the common stock in the name(s) of the registered holder(s) appearing under "Description of Senior Notes." Similarly, unless I have otherwise indicated under "Special Delivery Instructions", please mail the Senior Notes to the address(es) of the registered holder(s) appearing under "Description of Senior Notes." If I have completed both the Special Delivery

Instructions and the Special Issuance Instructions, please issue the common stock in the name of, and deliver said common stock to, the person or persons that I have indicated on those instructions.

     TO PROPERLY COMPLETE THIS LETTER OF TRANSMITTAL, A HOLDER OF SENIOR NOTES MUST

     - COMPLETE THE BOX ENTITLED "DESCRIPTION OF SENIOR NOTES";

     - IF APPROPRIATE, COMPLETE THE BOXES RELATING TO SPECIAL DELIVERY INSTRUCTIONS AND SPECIAL ISSUANCE INSTRUCTIONS;

     - SIGN THE LETTER OF TRANSMITTAL BY COMPLETING THE BOX ENTITLED "SIGN HERE;" AND (IV) COMPLETE THE SUBSTITUTE FORM W-9 ON THE BACK PAGE OF THIS LETTER OF TRANSMITTAL.

     EACH HOLDER OF SENIOR NOTES SHOULD CAREFULLY READ THE DETAILED INSTRUCTIONS BELOW PRIOR TO COMPLETING THIS LETTER OF TRANSMITTAL.

                   SPECIAL DELIVERY AND ISSUANCE INSTRUCTIONS
                           (PLEASE SEE INSTRUCTION 7)

                         SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if common stock is to be issued in the name set forth above but delivered to an address other than set forth above.

Delivery common stock to:
Name:
     -------------------------------------------------
                                 (Please Print)

Address:
        ----------------------------------------------

------------------------------------------------------

------------------------------------------------------

                         SPECIAL ISSUANCE INSTRUCTIONS
To be completed ONLY if common stock is to be issued in a name other than that set forth above.

Issue common stock to:
Name:
      ------------------------------------------------
                                 (Please Print)

Address:
        ----------------------------------------------

------------------------------------------------------

------------------------------------------------------

                                   IMPORTANT
                        REGISTERED HOLDER MUST SIGN HERE

     This Letter of Transmittal must be completed and signed by the registered holder of the Senior Notes exactly as the holder's name(s) appear(s) on the Senior Note(s) or on a security position listing, or by person(s) authorized to become registered holder(s) by the Senior Note(s) and documents transmitted herewith. If a signature is by an executor, administrator, trustee, guardian, agent, attorney-in-fact, officer of a corporation, or any other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.
--------------------------------------------------------------------------------

                                   SIGN HERE
                   (PLEASE COMPLETE SUBSTITUTE W-9 ON PAGE 8)

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                            SIGNATURE(S) OF OWNER(S)

   Date:
   ------------------------------------ , 1997

   Name(s)
   --------------------------------------------------------------------------
                                 (PLEASE PRINT)

   Capacity
   --------------------------------------------------------------------------
                              (SEE INSTRUCTION 3)

   Address
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   Area Code and Telephone No. (Business)
   --------------------------------------------------------------------

   Area Code and Telephone No. (Residence)
   ------------------------------------------------------------------

   Tax Identification or Social Security No.
   ---------------------------------------------------------------------

              SIGNATURE GUARANTEE, IF REQUIRED (SEE INSTRUCTION 3)

   Authorized Signature
                       ------------------------------------------------------

   Name and Title
                 ------------------------------------------------------------

   Name of Firm
                -------------------------------------------------------------

   Address and Telephone Number of Firm
                                        --------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   Medallion No.
                -------------------------------------------------------------

   Dated
        ---------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INSTRUCTIONS

     1. LETTER OF TRANSMITTAL. This Letter of Transmittal must be completed if Senior Notes are to be physically delivered to the Exchange Agent or if Senior Notes are to be tendered electronically by book-entry transfer into the account of the Exchange Agent. All physically delivered Senior Notes, or confirmation of book-entry transfer into the Exchange Agent's account, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent.

     THE METHOD OF DELIVERY OF THE SENIOR NOTES AND OTHER DOCUMENTS IS AT YOUR ELECTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     UNTIL YOU HAVE SURRENDERED YOUR SENIOR NOTE(S) TO THE EXCHANGE AGENT OR HAVE COMPLIED WITH THE PROCEDURES FOR LOST CERTIFICATES SET FORTH IN INSTRUCTION NO. 10 BELOW, YOU WILL NOT RECEIVE ANY COMMON STOCK.

     2. SIGNATURES ON LETTER OF TRANSMITTAL; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered holder(s) of the Senior Note(s), the signature(s) must correspond with the name(s) exactly as written on the Senior Note(s). If Senior Note(s) are surrendered by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If Senior Notes are registered in different names, it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of the Senior Notes being surrendered.

     If any signature is made by a corporation or a person acting as executor, administrator, trustee, guardian, agent, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and appropriate evidence reasonably requested by Rymer or the Exchange Agent of authority of such person to assign, sell or transfer the Senior Note(s) must accompany this Letter of Transmittal.

     Signatures on this Letter of Transmittal must be guaranteed by an "Eligible Institution" (defined below) unless (i) the Senior Notes are tendered by the registered holder (which term, for purposes of this Letter of Transmittal, shall include any participant in DTC, MSTC or PHILADEP whose name appears on security position listing as the owner of Senior Notes), who has not completed the box entitled "SPECIAL ISSUANCE INSTRUCTIONS" or "SPECIAL DELIVERY INSTRUCTIONS" on this Letter of Transmittal or (ii) the Senior Notes are being tendered for the account of an Eligible Institution. An Eligible Institution is (i) a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States and (ii) is a participant in the Security Transfer Agent Medallion Program (STAMP).

     3. SENIOR NOTE(S) SURRENDERED BY OTHER THAN REGISTERED HOLDER. If (i) the Senior Note(s) accompanying this Letter of Transmittal is not registered in the name of the person(s) executing this Letter of Transmittal or (ii) the common stock is to be issued or sent to a person or persons other than the registered owner(s) of the Senior Note(s), the Senior Note(s) must be accompanied by an appropriate instrument of transfer and payment of, or evidence of payment of, any applicable transfer taxes, with the signatures thereon and on this Letter of

Transmittal guaranteed by an Eligible Institution. Please complete the box marked "Special Delivery Instructions" or "Special Issuance Instructions", as appropriate.

     4. VALIDITY OF SURRENDER; IRREGULARITIES. Rymer or the Exchange Agent shall promptly notify you of any defects or irregularities in the surrendered Senior Note(s) or Letter of Transmittal (unless Rymer shall have waived such defect or irregularity), and shall give you a reasonable opportunity to correct the defects or irregularities. Rymer reserves the right to waive any irregularities or defects in the surrender of any Senior Note(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived.

     5. TRANSFER TAXES. Rymer will pay any transfer taxes applicable to the exchange of Senior Notes, except in the case of deliveries of common stock that are to be made to persons other than the registered holder of Senior Notes.

     Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Senior Notes listed in this Letter of Transmittal.

     6. SUBSTITUTE FORM W-9. You are required to provide the Exchange Agent with your correct taxpayer identification number ("TIN") on the Substitute Form W-9 included in this Letter of Transmittal. If you have completed the box entitled "SPECIAL ISSUANCE INSTRUCTIONS" above, the correct TIN on Form W-9 should be provided for the recipient of the common stock to be delivered under such instructions. Failure to provide the information on the form will cause the Exchange Agent to withhold 31% of any payments made to you or such recipient until such information is received. See "IMPORTANT TAX INFORMATION" below.

     7. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Indicate the name in which the common stock is to be issued and indicate the address to which the common stock is to be delivered if either is different from your name and address shown on this Letter of Transmittal.

     8. ADDITIONAL COPIES AND INQUIRIES. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent or the Information Agent. QUESTIONS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE ADDRESS SPECIFIED ABOVE OR BY TELEPHONE AT 1-800-533-7254.

     9. INADEQUATE SPACE. If the space provided on this Letter of Transmittal is inadequate, additional information should be listed on a separate signed schedule that you staple to this Letter of Transmittal.

     10. LOST SENIOR NOTE(S). If any certificate has been lost, stolen, mutilated or destroyed, complete the Letter of Transmittal and write "LOST" in the box marked "Senior Note Number(s)." In lieu of surrendering the Senior Note(s), the following must be delivered to the Exchange Agent: (i) evidence satisfactory to the Exchange Agent of the loss, theft or mutilation; and (ii) such security or indemnity as may be reasonably required by the Exchange Agent.

                           IMPORTANT TAX INFORMATION

     Under the federal income tax laws, a tendering noteholder is required to provide the Exchange Agent (as payor) with their correct taxpayer identification number ("TIN") on the Substitute Form W-9 below. The noteholder must certify, under penalties of perjury, (a) that such TIN is correct, and (b) that the noteholder is not subject to backup withholding. If the holder is an individual, the TIN is the person's social security number.

     If the holder does not provide the Exchange Agent with the holder's correct TIN, or if the holder fails to make the certifications discussed above, payments that are made to such holder with respect to the Senior Note(s) surrendered may be subject to backup withholding (explained below).

     Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. An exempt holder should furnish its TIN, write "Exempt" on the face of the Substitute Form W-9 below and sign, date and return the Substitute From W-9 to the payor. (In order to satisfy the Exchange Agent that a foreign holder qualifies as an exempt recipient, the holder must submit a statement on a Form W-8, Certificate of Foreign Status, signed under penalties of perjury, attesting to that holder's foreign status. Form W-8 can be obtained from the IRS.)

     If backup withholding applies, the Exchange Agent is required to withhold 31% of any payments made to the holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

WHICH NUMBER TO GIVE THE EXCHANGE AGENT

     The holder is required to give the Exchange Agent the TIN of the record owner of the Senior Note(s). If the Senior Notes tendered are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute From W-9 for additional information on which number to report.

     Any person tendering Senior Note(s) who has not been issued a TIN and has applied for a TIN, or intends to apply for TIN in the near future, should write "Awaiting TIN" on the line of the Substitute Form W-9 requiring a TIN. If the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% on all subsequent reportable payments until the TIN is provided to the Exchange Agent. Additionally, during the 60-day period, the Exchange Agent must comply with interim backup withholding rules with respect to payments, which may include withholding on any such payments made, subject to refunding of such amounts if a certified TIN is received within 60 days.

                 TO BE COMPLETED BY ALL HOLDERS OF SENIOR NOTES
                              (SEE INSTRUCTION 6)

           PAYOR'S NAME: CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

------------------------------------------------------------------------------------------------------------------------
  SUBSTITUTE                   PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT       Social Security Number
                               AND CERTIFY BY SIGNING AND DATING BELOW.                            or Employer
                                                                                              Identification Number
------------------------------------------------------------------------------------------------------------------------

  FORM W-9                     PART 2-- Check the box if you are NOT subject to backup withholding under the Treasury provisions of section 3406(a)(1)(C) of the Internal Revenue Code because (1) you
  Department of the                     Internal Revenue have not been notified that you are subject to backup
  Treasury, Internal                    withholding as a result of Service failure to report all interest or dividends,
  Revenue Service                       or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.  [ ]
  PAYOR'S REQUEST FOR
  TAXPAYER IDENTIFICATION
  NUMBER ("TIN")
                               -----------------------------------------------------------------------------------------

                               CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I
                               CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS                 PART 3
                               TRUE, CORRECT AND COMPLETE.                                      Awaiting TIN [ ]
                               Signature ____________________ Date__________________
                               Address:_____________________________________________
------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU.

PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.